Exhibit 10.3

Addendum No. 1 to Promissory Note

Reference is made to the Promissory Note (the “November Date”), dated as of November 30, 2006, by and between Remote Dynamics, Inc. a Delaware corporation, (the “Company”) and HFS MINORPLANET FUNDING, LLC (the “Borrower”).  Capitalized terms used, but not defined, herein have the respective meanings set forth in the November Note.

This letter agreement confirms the understanding and agreement between the Company and the lender that the November Note and the Existing Note and any and all obligations of the Company thereunder (including, without limitations, in respect of accrued interest) are hereby cancelled and of no further force or effect.

In consideration of the foregoing, concurrently with the execution hereof, the Company is issuing to the Lender the following securities pursuant to the terms of the Note and Warrants Purchase Agreement, dated as of November 30, 2006, among the Company, the lender and the other purchaser listed therein:

(i)	a Series B subordinated secured convertible promissory note of the Company, in the principal amount of $1,000,000;

(ii)	an original issue discount series B subordinated secured convertible promissory note of the Company in the principal amount of $400,000;

(iii)	a Series E-7 warrant to purchase 46,875,000 shares of the Company’s common stock at an exercise price of $0.02 per share; and

(iv)	a Series F-4 warrant to purchase 46,875,000 shares of the Company’s common stock at an exercise price of $0.03 per share

IN WITNESS WHEREOF, each of the undersigned has caused this letter agreement to be signed in its name effective as of the 8th day of May, 2007.

HFS MINORPLANET FUNDING LLC

By:	/S/ Dennis Ackerman	05/08/07
Name:	Dennis Ackerman
Title:	Director

By:	/S/ Gary Hallgren	05/08/07
Name:	Gary Hallgren
Title:	CEO